Exhibit 99.2

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated: January 20, 2005

BANYON INVESTMENT, LLC

/s/ Philip Chapman
By:	Philip Chapman
Title:	Co-Managing Member

/s/ Philip Chapman
Philip Chapman

/s/ Catherine Adler
Catherine Adler